Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT

Dated as of June 30, 2011

among

DST SYSTEMS, INC.,
as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
L/C Issuer,

and

The Other Lenders Party Hereto

                                                        and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
CITIGROUP GLOBAL MARKETS INC.,
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

and

CITIBANK, N.A.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

and

THE ROYAL BANK OF SCOTLAND PLC,
U.S. BANK NATIONAL ASSOCIATION,
COMPASS BANK
and
UMB BANK, N.A.

as Co-Documentation Agents

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 30, 2011 to the Credit Agreement referenced below is by and among DST Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender.

W I T N E S S E T H

WHEREAS, a $600 million credit facility has been established in favor of the Borrower pursuant to the terms of that certain Credit Agreement dated as of April 16, 2010 (as amended by that certain First Amendment dated as of August 9, 2010, and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, the Lenders identified therein (the “Lenders”) and the Administrative Agent;

WHEREAS, the Borrower has requested that (a) the Lenders amend the Credit Agreement to modify certain provisions contained therein and (b) the Commitments be increased by $30,000,000 such that the Aggregate Commitments will be $630,000,000 pursuant to Section 2.14 of the Credit Agreement; and

WHEREAS, (a) the Lenders have agreed to amend the Credit Agreement and (b) certain Lenders have agreed to provide additional Commitments, each on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (including as amended hereby).

2.           Amendment.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a)           Section 1.01 of the Credit Agreement is amended by inserting the following new definition in the appropriate alphabetical order:

“Second Amendment Effective Date” means June 30, 2011.

(b)           Section 1.01 of the Credit Agreement is amended by deleting the definition of “Aggregate Commitments” set forth therein and replacing it with the following:

“Aggregate Commitments” means the Commitments of all the Lenders.  The amount of the Aggregate Commitments in effect on the Second Amendment Effective Date is SIX HUNDRED THIRTY MILLION DOLLARS ($630,000,000).

(c)           Section 1.01 of the Credit Agreement is amended by deleting the definition of “Applicable Rate” set forth therein and replacing it with the following:

“Applicable Rate” means with respect to extensions of credit under the Aggregate Commitments, for the purposes of calculating (a) the Letter of Credit Fees for the purposes of Section 2.03(h), (b) the interest rate applicable to Loans that are Eurodollar Rate Loans for the purposes of Section 2.08(a), (c) the interest rate applicable to Loans that are Base Rate Loans for the purposes of Section 2.08(a), (d) the Facility Fee for the purposes of Section 2.09(a), and (e) the interest rate applicable to Swing Line Loans for the purposes of Section 2.08(a)(iii)(x), the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Leverage Ratio	Facility Fee	Applicable Rate for Eurodollar Rate Loans and Letter of Credit Fees	All-in Drawn for Eurodollar Rate Loans	Applicable Rate for Base Rate Loans
I	>3.0 to 1.0	0.400%	2.100%	2.500%	1.100%
II	<3.0 to 1.0 but > 2.5 to 1.0	0.300%	1.700%	2.000%	0.700%
III	<2.5 to 1.0 but > 2.0 to 1.0	0.250%	1.500%	1.750%	0.500%
IV	<2.0 to 1.0 but > 1.5 to 1.0	0.200%	1.300%	1.500%	0.300%
V	<1.5 to 1.0	0.150%	1.100%	1.250%	0.100%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  The Applicable Rate in effect from the Closing Date through the date on which the Borrower is required to have delivered the Required Financial Information for the fiscal quarter ending March 31, 2010 shall be determined based upon the Pricing Level corresponding to the Consolidated Leverage Ratio as set forth in the Closing Date Compliance Certificate.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(d)           Section 1.01 of the Credit Agreement is amended by deleting the definition of “Maturity Date” set forth therein and replacing it with the following:

“Maturity Date” means July 1, 2015.

(e)           The first sentence of Section 2.14(a) is hereby amended by deleting such sentence and replacing it with the following:

Provided there exists no Default or Event of Default, upon notice to the Administrative Agent, the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests following the Second Amendment Effective Date) not exceeding an additional $170,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 and (ii) the Borrower may make a maximum of five (5) such requests.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may solicit commitments to the increase from existing Lenders and/or additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(f)           Schedule 2.01 to the Credit Agreement is hereby amended by deleting such schedule and replacing it with the Schedule 1 attached hereto.

3.           Conditions Precedent.  This Amendment shall become effective upon the satisfaction of the following conditions:

(a)           Execution of Counterparts of Amendment.  Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Administrative Agent and each of the Lenders;

(b)           Amendment Fee.  The payment by the Borrower to the Administrative Agent (or its Affiliates), for the account of each Lender, an amendment fee equal to 15.0 basis points on such Lender’s outstanding Commitment as of this Amendment;

(c)           Other Fees and Expenses.  The payment by the Borrower of (i) all fees set forth in that certain letter agreement, dated as of June 10, 2011 among the Borrower, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as successor to BAS (as amended, restated, supplemented or otherwise modified from time to time), and (ii) all other fees and expenses which are due and payable as of the date hereof under the Credit Agreement, the other Loan Documents, this Amendment or any letter agreement entered into in connection with this Amendment, including all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement (including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent); and

(d)           Organization Documents Certificate.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel, certifying that the Organization Documents and the resolutions of the Borrower delivered on the Closing Date have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof.

4.           Representations and Warranties.  The Borrower hereby represents and warrants that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary corporate action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the execution, delivery and performance by it of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and (f) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof and after giving effect to this Amendment, or will occur as a result of the transactions contemplated hereby.

5.           No Other Changes; Ratification.  Except as expressly modified or waived hereby, all of the terms and provisions of the Credit Agreement (including schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect.  The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.  This Amendment shall be effective only to the extent specifically set forth herein and shall not (i) be construed as a waiver of any breach or default other than as specifically waived herein nor as a waiver of any breach or default of which the Lenders have not been informed by the Borrower, (ii) affect the right of the Lenders to demand compliance by the Borrower with all terms and conditions of the Credit Agreement in all other instances, (iii) be deemed a waiver of any transaction or future action on the part of the Borrower requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement, or (iv) be deemed or construed to be a wavier or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other document executed or delivered in connection therewith, whether arising as a consequence of any Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

6.           Counterparts; Facsimile/Email.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by telecopy or electronic mail by any party hereto shall be effective as such party’s original executed counterpart.

7.           Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

8.           Entirety.  This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                                                                     DST SYSTEMS, INC.,
a Delaware corporation

By:           /s/ Kenneth V.Hager
Name:      Kenneth V. Hager
Title:        Vice President, Chief Financial Officer
 and Treasurer

[signature pages continue]

ADMINISTRATIVE AGENT
AND LENDERS:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:           /s/Mollie S. Canup
Name:     Mollie S. Canup
Title:       Vice President

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:           /s/ Sugeet Manchanda Madan
Name:     Sugeet Manchanda Madan
Title:       Director

BANK OF BLUE VALLEY,
as a Lender

By:           /s/ Kevin Klamm
Name:     Kevin Klamm
Title:       Commercial Loan Officer

BANK OF CHINA, LOS ANGELES BRANCH,
as a Lender

By:           /s/ Feng Chang
Name:     Feng Chang
Title:       FVP & Branch Manager

BANK OF THE WEST,
as a Lender

By:           /s/ Roger Lumley
Name:     Roger Lumley
Title:       Vice President

CHANG HWA COMMERCIAL BANK LTD.,
as a Lender

By:           /s/ Eric Y.S. Tsai
Name:      Eric Y.S. Tsai
Title:        V.P. & General Manager

CITIBANK, N.A.,
as a Lender

By:           /s/ Dane Graham
Name:      Dane Graham
Title:        Vice President

COMMERCE BANK, N.A.,
as a Lender

By:           /s/ Craig D. Sciara
Name:      Craig D. Sciara
Title:        Vice President

COMPASS BANK,
as a Lender

By:           /s/ Thomas Blake
Name:      Thomas Blake
Title:        Senior Vice President

HUA NAN COMMERCIAL BANK LTD.,
as a Lender

By:           /s/ Henry Hsieh
Name:      Henry Hsieh
Title:        Assistant Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:           /s/ Scott Harvey
Name:      Scott Harvey
Title:        Executive Director

LLOYDS TSB BANK PLC,
as a Lender

By:           /s/ Deborah Carlson
Name:      Deborah Carlson
Title:        Director Corporate Banking USA C103

By:           /s/ Charles Foster
Name:      Charles Foster
Title:        Managing Director Corporate Banking USA

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:           /s/ L. Peter Yetman
Name:      L. Peter Yetman
Title:        Director

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:           /s/ David W. Kee
Name:      David W. Kee
Title:        Joint General Manager

TAIWAN BUSINESS BANK,
as a Lender

By:           /s/ Alex Wang
Name:      Alex Wang
Title:        S.V.P. & General Manager

UMB BANK, N.A.
as a Lender

By:           /s/ Douglas F. Page
Name:      Douglas F. Page
Title:        Executive Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:           /s/ Magnus McDowell
Name:      Magnus McDowell
Title:        Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By:           /s/ Tammy R. Henke
Name:      Tammy R. Henke
Title:        Vice President

SCHEDULE 1 TO SECOND AMENDMENT

Schedule 2.01
COMMITMENTS AND PRO RATA SHARES
Lender	Revolving Commitment	Pro Rata Share
Bank of America, N.A.	$75,000,000	11.904761905%
Citibank, N.A.	$75,000,000	11.904761905%
Wells Fargo Bank, N.A.	$75,000,000	11.904761905%
The Royal Bank of Scotland plc	$50,000,000	7.936507937%
U.S. Bank National Association	$50,000,000	7.936507937%
UMB Bank, N.A.	$50,000,000	7.936507937%
Compass Bank	$50,000,000	7.936507937%
Lloyds TSB Bank plc	$35,000,000	5.555555555%
JPMorgan Chase Bank, N.A.	$35,000,000	5.555555555%
Sumitomo Mitsui Banking Corporation	$35,000,000	5.555555555%
Bank of China, Los Angeles Branch	$20,000,000	3.174603175%
Commerce Bank, N.A.	$20,000,000	3.174603175%
Bank of the West	$20,000,000	3.174603175%
Bank of Blue Valley	$10,000,000	1.587301587%
Chang Hwa Commercial Bank, Ltd., New York Branch	$10,000,000	1.587301587%
Hua Nan Commercial Bank, Ltd., New York Branch	$10,000,000	1.587301587%
Taiwan Business Bank	$10,000,000	1.587301587%
Total:	$630,000,000.00	100.000000000%